Exhibit 10.13

Wuxi Shijin Center

Office leasing contract

第 15 页共 20 页

Wuxi Shijin Center, office leasing contract

Lessor (party a) : Wuxi Maoye Property Co. , Ltd.

Address: Floor 118-38, Qingyang Road, Liangxi District, Wuxi City, Jiangsu Province

Business Licence/Identity Card number:

Legal representative:

Contact person:

telephone/Fax:

Lessee (party B): Wuxi Hoami Chuangke Space Co., Ltd.

Legal representative: Xu Fuzhou,

Contact: Chen Shimin

Tel Fax: 15019120265

The parties to this agreement, after full consultation, conclude this contract.

The contract reads as follows:

Party a will be located in Liangxi District, Wuxi City, Jiangsu province, Qingyang Road 118-43,44,45 whole floor (hereinafter referred to as the house, the location of the tail page attached to the map) lease to Party B, the house of the Gross leasable area of 6685.43 square meters (based on the size of the property certificate) .

Article 2 Party B shall lease the premises for a period of 9 years and 11 months from October 1,2018, to 2028 August 31,2018.

Article 3 party a leases the premises to party B for: Commercial and office purposes.

If Party B intends to use the house for any purpose other than commercial office, it shall obtain the written consent of party A and go through the formalities of applying for approval for changing the use of the house in accordance with the relevant laws and regulations, and to ensure compliance with the relevant state fire safety regulations.

Article 4 party a guarantees that the uses of the leased premises listed in Article 3 comply with the relevant laws, regulations and rules.

Party B guarantees that the behavior during the use of the leased premises complies with the relevant laws, regulations and rules.

Article 5: rent

The rent will start on October 1,2018

Summary of rent payment:

(if the contract can not be fulfilled and party B terminates the contract in advance due to party B’s reasons, the compensation rent shall be paid according to the unfulfilled term of the contract. The compensation rent shall be = the unfulfilled term of the contract/lease term * 10 months * 48 yuan per square meter per month * lease area)

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Article 6 the monthly property management fee shall be RMB 220 yuan (lower case) per square meter of Gross leasable area per month, and the total monthly management fee shall be RMB 10,000,000,000,000,000,000,000,000,000 yuan (upper case)

RMB 147,079.46(lowercase). Property management fees are paid for a total period of 116 months from January 1 to 202831,2019. If the management fee is adjusted in the future, party B shall pay the management fee according to the standard set by the building management company.

Article 7 the above-mentioned rent shall be paid according to the general rent payment form, and the payment period of the management fee shall be Kudo, party B shall pay the full amount to party A

The unit to pay the rent, property management fees and other fees, not without reason to refuse to pay, deduct. If the 30th of that month is a national statutory holiday, it shall be deemed to be due and paid on the first working day after that holiday. Party a shall issue a special VAT invoice for the same amount within 7 working days after receiving the rental and management fee paid by Party B.

If Party B fails to pay the rent and management fee on time and still fails to do so after party A has sent a reminder, party a shall pay 0.05% (5/10,000) of the total amount of the outstanding fees on a daily basis, the amount due is counted from the due date until the due date.

Article 8 party a shall deliver the leased premises to Party B for decoration one day or the same day before December 31,2018.

If party a delivers the premises to Party B later than the time mentioned in the preceding paragraph, party B may request the extension of the term of validity of this contract.

Article 9 within 7 working days after the signing of this contract, party B shall pay the following fees to party A and the property management company:

1. Rental deposit: RMB 100,002,001.01.02 fen (capital)

RMB 962,701.92(lowercase) as performance bond.

2 property management fee deposit: equivalent to the unit’s three-month property management fee of the total amount of RMB 11,20038 cents (capital) RMB 441,238.38 yuan (lower case) as a performance bond.

(monthly management fee of the building is RMB 22 per square meter)

3. Rent in advance: the amount equivalent to three months’ rent for the unit is RMB 962,002,001 yuan 2 cents (capital) RMB 962,701.92 yuan (lowercase) as rent in advance.

4, advance management fee: Equivalent to the unit’s three-month management fee amount of a total of RMB 11,20038 cents (capital) RMB 441,238.38 yuan (lower case) as the advance management fee.

5, electricity deposit: the amount of RMB 113,000,708 Yuan Lu Jiao (capital) RMB 133,708.6 yuan (lower case) ;

(electric charge margin standard is: per square meter according to RMB 20 yuan)

第 17 页共 20 页

Article 10 Party B shall not demand the above-mentioned security deposit to be used as rent, management fee, electricity fee, etc. that are in arrears at any time during the lease term. Party a shall issue a receipt for the same amount to party B within the same day when party a collects the aforesaid deposit. Upon the expiration of the contract, Party B shall pay off all expenses and return the full amount to party B without interest by Party A and property management company.

Article 11 during the term of the lease contract, the management fee and the deposit of the electricity fee shall be kept by the property management company of the building, the deposit of the rent shall be kept by party A, and party B shall keep the relevant deposit receipts issued by the property management company and Party A.

Article 12 Party B shall pay to the government and relevant departments the electricity, telephone and other public utility charges payable during the lease term of the unit.

Article 13 after party B receives party A’s delivery notice, party B shall handle the check-in formalities according to the delivery date of the delivery notice, otherwise the delivery date of the delivery notice shall be the delivery date of the delivery notice issued by Party A, and the relevant fees shall be collected according to the regulations.

Article 14 Party B shall, one day before the date of commencement of the lease contract, party A and the property management personnel of the building entrusted by party a shall clearly inspect the premises and its ancillary facilities, decoration materials, other articles and public facilities within the premises rented under the lease contract and jointly sign for the acceptance of the premises.

Article 15 party a shall ensure the safety of the premises and its internal facilities in accordance with the relevant laws, regulations and rules.

Party B shall normally use and take good care of the facilities inside the house to prevent abnormal damage. Upon termination of the contract, party B shall return the premises to Party B on time and ensure that the premises and internal facilities are in good condition (except for natural wear and tear) , and at the same time settle all expenses that shall be borne by party B.

Article 16 party a shall be responsible for the maintenance of the structure of the leased premises or the natural damage or breakdown of the facilities and equipment provided by party A.

Article 17 in the course of using the leased premises, if the leased premises and the facilities and equipment installed by party a appear, or if any damage or malfunction interferes with the safe and normal use of the leased premises, party a shall promptly notify party A and take effective measures; party a shall carry out maintenance within three days after receiving party B’s notification, and the maintenance costs shall be borne by party A. In case of non-maintenance, party B may repair or entrust a third party to repair, and the cost shall be borne by party A.

Article 18 Party B shall be responsible for timely repair or compensation for damage or malfunction of the leased premises and its internal facilities due to improper or unreasonable use by party B. If party B refuses to repair or compensate, party a shall repair it for Party B, and Party B shall bear the repair cost.

Article 19 party a agrees that party B shall use or sublease the unit to a third party. Party B shall be responsible for the timely repair or compensation for the damages or malfunctions (except natural wear and tear) of the leased house and its internal facilities caused by party B or the third party related to Party B. If party B refuses to repair or compensate, party a shall repair it for Party B, and Party B shall bear the repair cost.

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Article 20 during the term of the lease contract, party a May assign some or all of the units leased under the lease contract. If the unit is assigned to another person, party a shall ensure that the transferee is informed in writing of the continued performance of this lease contract.

Article 21 after the expiration of the lease term under the same conditions party B has the priority to lease, party b renewal of the lease shall, within one year before the expiration of the written request to Party A, both parties to re-sign the lease contract after consensus. If Party B does not intend to renew the lease or if both parties fail to reach a renewal agreement within three months before the expiration of the lease term, party a or its agent shall give two days’ notice to Party B, party B shall have the right to enter the unit for inspection with other customers and their agents who intend to rent the unit without affecting the normal operation of party B, and to put up notices at suitable locations concerning the lease or sale of the unit.

Article 22 this contract shall be automatically terminated in any of the following circumstances during the term of this contract:

(1)	Party a shall return to party B the rent, security deposit, other security deposit, remaining rent, property management fee, etc. paid by party B in case of force majeure or accident.

(2)   the government decides to expropriate the land on which the rental housing is located and needs to demolish the rental housing; if the relevant government departments compensate the parties to party A and party B, party A and party B shall each enjoy the compensation; if the relevant government departments will pay compensation to party B, in case of payment to party A, party a shall pay this part of compensation to Party B.

Article 23 Party a shall have the right to terminate this contract under any of the following circumstances, and party B shall compensate party a for any other losses caused by this contract

(1)	Party B is more than one month in arrears with the rent: RMB¥ 320900.64

(2) the fees owed by party B amount to RMB ten thousand, RMB 320,900.64(lower case) and above;

(3) Without the consent of party A and the approval of relevant departments, party B changes the use of the rental housing;

(4) party B violates the provisions of Article 18 of this contract, does not assume the maintenance responsibility or pays the maintenance expense, causes the house or the equipment serious damage;

(5) without the approval of party A and relevant departments, party B will lease the premises for decoration;

If party a unilaterally rescinds the contract in accordance with the above- mentioned circumstances, party a shall notify party B in writing to move out and return the leased premises. Party B shall bear the liability for breach of contract to party A at the monthly rent of 4 times. If it is not enough to make up for Party A’s loss, both parties shall settle through negotiation. The monthly rent shall be calculated and paid according to the original average rent level for the actual term of the lease

(6) if party B requests to terminate the contract ahead of schedule (except that party B may terminate the contract ahead of schedule as stipulated in this contract)

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Article 24 Party a shall compensate party B for any loss caused by party B’s right to terminate this contract under any of the following circumstances:

(1) Party a must deliver the premises to party a before December 31,2018, if extended for more than one month,

Party B has the right to cancel this contract. Party a shall return all the deposit paid by party B to party B without interest within 30 days

(2) Party A has violated the stipulations of Article 4 of this contract, so that party B can not continue to use the rented house according to its use

Party a violates the provisions of article 17 of this contract, does not assume maintenance responsibility or pay maintenance costs, resulting in party B can not continue to rent;

(4) without the consent of party B and the approval of the relevant departments, party a will rent the house to carry out alteration, expansion or renovation so that party B can not continue to rent;

(5) where party a unilaterally requests the early termination of the contract (except where it is agreed that party a May terminate the contract in advance)

(6) Party B is unable to use the premises or continue to perform the contract due to Party A.

If Party B unilaterally terminates the contract for the reasons mentioned above (1) ~ (6) , party B shall notify party A in writing and immediately vacate the leased premises in accordance with the date of removal. Party a shall be liable for breach of contract to the other party at a monthly rent of 4 times, and interest-free refund of the deposit and party B’s advance payment but not performed, if not enough to cover party B’s renovation losses and other losses, according to the actual loss compensation. The monthly rent shall be calculated and paid according to the average rent level for the actual term of the lease

Article 25 after the expiration of this contract, if the parties fail to reach a renewal agreement and sign a renewal contract, party B shall vacate the rental premises on the expiration date of the contract and vacate all the units, party B shall not damage the original equipment and facilities of party a (except for general natural wear and tear) ; if party B does not remove the original equipment and facilities after the time limit or if there is any residue left after the removal, party B shall automatically give up its ownership and party a shall dispose of it as it pleases, party B shall be responsible for all the expenses incurred; if party B fails to vacate or return the leased premises within the time limit, daily Rental, property management fee and water and electricity fee for one month prior to the termination of this contract shall be double standard for the relevant expenses (for less than one month, one month) .. At the same time, party A has the right to take legal measures to safeguard the rights of Party B.

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Article 26 liability of party b:

1. Party B shall be under the unified management of the building management company, abide by the building property management code, and be responsible for the day-to-day management of the common areas and facilities of the building and for ensuring the common interests of the tenants and party A; And timely formulation and revision of the Code of practice for property management.

2. After the completion of the renovation works, party B shall submit to Party A and relevant government departments for examination and verification to ensure that the renovation works conform to the approved plans, and the final approval of the renovation works shall be subject to the acceptance by the relevant state departments, if any rectification requirements are required, party B shall be responsible for it.

3. Without the prior written consent of party A, party B shall not change the main structure of the house, sewage system, fire prevention system, air conditioning system, sanitary equipment and other public facilities and equipment of the building. Party B may, under the same conditions, select the construction unit recommended by party A to carry out the reconstruction and expansion of the fire fighting system as agreed by party A, but the linkage with the fire fighting system of the building shall be covered by the fire fighting maintenance policy of the building, party B shall bear the cost of the above-mentioned works, but the fee charged by the Fire Service Maintenance Unit of the building shall not be higher than 10% of the market standard, otherwise party B has the right to choose and designate fire service units to carry out the works.

4, during the lease term, if the unit doors and windows and glass are not damaged due to party A or quality problems, party B shall replace them at its own expense.

5. Party B shall not do any act that endangers the unit or instigates others, permits others, endangers the public or other neighboring properties. Rental housing shall not be used for activities in violation of the laws, regulations and policies of the state.

6 Party B may use the name of the property or any part thereof to advertise party B’s Project O

7 Party B shall guarantee that all the information provided in this contract is true and correct.

8 If Party B is an enterprise legal person, party B shall guarantee that it is legally established and exists, and has the power and ability to conclude, conclude and perform this contract.

9. During the term of the lease, party B shall obtain and maintain a valid business license from the relevant authorities in Wuxi.

10. If Party B has signed a lease contract with party a with the business license of an individual or a foreign company or a foreign company, party B shall apply for a local business license from the relevant examination and approval authority, and the license shall be issued or issued within one month from the beginning of the lease term, the business license shall be submitted to party a within 5 working days after the copy of the business license is stamped with party B’s official seal.

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11. If Party B later requests to convert the lease contract signed in the name of an individual or an overseas or foreign company, the legal representative of party B shall be the person in charge of the business license and provide the relevant proof of the relationship of jurisdiction. The contract may be transacted with the consent of party A, and the relevant expenses shall be paid by party B. Party B shall be jointly and severally liable to the new lessee for the performance of its rights and obligations under the contract.

12 If Party B has signed a lease contract with party a under its business license, party B shall take this place as its business address and obtain the approval or license from relevant government departments, and the copy of the qualification stamped with the official seal to party a after the signature of the file can be put into operation.

13. Without the prior written consent of party A, party a shall not use the name of party A or the building or use the name of “Shijin Center” and its related trade names or trademarks for social activities, making badges, etc. , however, it does not include the use of the center for the purpose of advertising the address of its business or the packaging of goods.

14. Upon the expiration or early termination of the lease contract, party B May, with the written consent of party A, return the lease unit in its normal state upon expiration or termination.

15. During the lease term, all party B’s activities in the unit shall comply with national and local laws and regulations, party a shall have nothing to do with any economic activities in the unit and any economic disputes and economic liabilities arising from such activities.

16.	Integrity Clause

(1) the parties agree not to provide cash, gift certificates, gifts, rebates or bribes of any kind to the staff members of the other party for any reason.

If the person concerned of one party accepts, disguised or intentionally demands kickbacks for any reason, the other party shall assist in providing evidence and inform the head of the other company (the other party shall keep it confidential) .

(2) if the party concerned and the other party violate the integrity clause, the party in compliance with the contract shall have the right to cancel the contract and put it on the blacklist (after which the party no longer cooperates with the party in breach) , and shall have the right to investigate the legal responsibility of the relevant party.

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Article 27 Party A’s liability:

1. To clean and repair the main structure, existing and external facilities and common parts of the building.

2. Party a shall be responsible for the general repair and maintenance of the building’s public sewerage system, fire prevention system, air conditioning system, sanitary facilities and other public facilities and equipment.

3. Responsible for maintaining the building structure of the unit in good repair and maintenance (except for damage caused by party B’s fault or negligence) . However, party a shall carry out the maintenance within the time stipulated in this contract upon receipt of Party B’s written request.

4. In the event of theft, fire, explosion, leakage of water, air, electricity, moisture or other defects in the facilities and equipment of the building or premises caused by party B or its representatives, employees or visitors, party a shall not bear any responsibility for any personal injury or property loss not caused by Party A’s fault and party a shall cooperate with Party B.

5. Party a shall not be liable to compensate party B for any loss arising from the normal operation of the building and any facilities in the building, including, but not limited to, the normal supply or interruption of water, electricity and air conditioning as a result of the occurrence of force majeure. At the same time, the provisions of this contract and the rent and other fees paid by party B (excluding utilities and other municipal fees) may be reduced by half. If there is any objection, both parties may claim to settle it through judicial proceedings and arbitration through consultation.

6. Party a reserves the right to formulate, adopt, modify, adopt or rescind the provisions of the management convention in order to bring the operation and maintenance of the building up to the standards of first-class commercial and office complexes. Party a shall notify party B in writing of the above matters. The provisions of this contract shall not be weakened or affected by the supplementary provisions of this contract. If there is any conflict between the provisions of this contract and the management convention, the provisions of this contract shall prevail.

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7. Upon termination of the lease contract, party a shall, within 15 working days, refund interest-free on the security deposit, such as rent, management fee and electricity fee paid by party B, if party B has paid all the rent and other fees payable and there is no breach of contract, back to Party B. Party B shall withdraw the deposit without interest upon presentation of the deposit receipt. Party B shall compensate party a for any damage or loss (except natural wear and tear) of party A’s original equipment and facilities (see attached list for details) .

8. Party B shall provide the official VAT invoice to party B within 7 working days after each payment period.

9. To provide water, electricity, central air-conditioning and other public facilities for the use of party B’s premises.

10. Party B shall be guaranteed the right to use the property and the free access to the building and the common areas of the property.

11 Guarantee is the legal property owner of the property and the right to lease the property to party B for use in accordance with the relevant laws of China. Party a delivered the property, the property through the government fire department responsible for the design audit and completion of acceptance, if the property ownership disputes occur, party a shall be responsible for solving, and bear legal responsibility.

12. Party a shall mortgage, guarantee, transfer or otherwise assign all or part of the assets of the property or any rights and interests under it to any subject without prejudice to party B’s business in the property.

13. During the lease term, party a will not invite other enterprises of the same Type (business incubator, accelerator or sharing/co-working company) to enter into the project. However, if both parties agree by consensus, party a May introduce other enterprises with similar business forms into the building and shall not exceed 14% of the total leased area.

14. Establish and implement systems for public security, fire control, environmental hygiene, protection of consumers’ rights and interests, and property management.

15. Guarantee to party B during the lease term as follows:

(I) the property was constructed and maintained in accordance with the relevant building and fire safety requirements;

(II) be responsible for the warranty and maintenance of the external and main structural parts of the property and the original facilities and equipment, and bear the relevant costs;

(III) to encourage the management company of the building to carry out regular safety inspection, maintenance and repair of the common areas and equipment of the building.

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16. Integrity Clause

(I) the parties agree not to provide cash, gift certificates, gifts, or any other form of kickbacks or bribes to the staff of the other party for any reason.

(II) if the person concerned of one party accepts, disguises or intentionally demands kickbacks for any reason, the other party shall assist in providing evidence and inform the leader of the other party in confidence.

(III) if the party concerned and the other party violate the integrity clause, the party in compliance with the contract shall have the right to cancel the contract and put it on the blacklist (after which the party no longer cooperates with the party in breach) , and shall have the right to pursue the legal responsibility of the party concerned.

Article 28 by agreement of Party A and party B, the following provisions shall be fulfilled:

1. Either Party A or party B may give written notice to the other party if the unit has been damaged and can not be used properly due to flood, storm, earthquake or any other force majeure during the term of the lease contract, if party a requests termination of the lease contract, party a shall return the deposit and the rent paid without interest to party B. Neither party a nor party B shall claim any other compensation from the other party. If such disasters are caused by party A or party B, the aggrieved party may reasonably claim the relevant expenses from the other party.

2. Party a reserves the right to rename the building and the right to change, replace or cancel the original name at any time without any compensation to party B. However, party a shall notify party B, the postal department and other relevant government agencies in writing not less than months prior to Quan.

3. Party A and its property management company and its authorized personnel shall have the right to enter the unit and inspect its internal fixtures and equipment within a reasonable time with one day’s prior notice (no notice is required in case of emergency) , party a shall be responsible for any repair work or other works, and party B shall be responsible for the repair work if party a notifies party B in writing (Party B shall be responsible for the repair work as agreed in the contract) , if Party B fails to carry out proper maintenance within 7 days and the normal operation of the building is affected, party a May enter the building to carry out the maintenance. Party B shall be responsible for the cost.

4 Party a shall have the right to allow any person or any organization to hold activities, exhibitions or trade shows in the public areas of the building and in the areas not rented by party B on such terms and conditions as it thinks fit, provided that such activities shall not hinder party B, normal business activities, otherwise party B has the right to ask party A to compensate for the losses caused by this.

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5. Party B agrees that party A has the right to explain or declare to the public that party B is the user or tenant of party A or the property.

6 Party B understands that if party a still accepts party B’s rent in case of breach of contract, party a shall not give up the right to investigate the responsibility for breach of contract. When Party B pays or party a accepts the insufficient rent or other payment, party a shall issue the corresponding bill according to the insufficient rent or other payment received, party a shall not agree with party B to reduce the payment due; Party A’s acceptance of the insufficient amount shall not affect its right to recover the remaining arrears of rent, nor its right to take relevant measures in accordance with this contract or the provisions of the law.

7. Any consent or approval given by party A to party B shall only constitute the consent or approval of party A to a particular event of party B, and shall not constitute a waiver or exemption from the execution of any of the terms of this contract unless party a gives such consent in writing, nor shall it be construed as a waiver of party A’s requirement to obtain its special consent or approval for future similar events.

8. Party a shall not be bound by any other statement or promise relating to the ancillary facilities of the building and the rental premises, other than the terms and conditions of this contract.

9. Party A has the right to amend the building plans and ancillary equipment functions without party B’s consent or notice to party B, but subject to the prior approval of relevant government departments or units.

10. Subject to the agreement of Party A and party B, the unit drawings are appended to the contract.

11. During the performance of the lease contract, party B agrees that party a shall entrust Chongde property management (Shenzhen) Co. , Ltd. to collect the property management fee, electricity fee (including deposit) and handle all property management matters. The following is the collection account information specified by Party A and property management company:

Paying rent:

Developer: Wuxi Maoye Real Estate Co. , Ltd.

Bank of China, Binhu District Branch

Account number:

Payment of property management fees, electricity (including security deposit) :

Property management company: Chongde Property Management (Shenzhen) Co. , Ltd. . Wuxi branch

Opening Bank: Agricultural Bank Wuxi Yangming sub-branch：

Account number:

If party B pays the fees on time during the lease contract, if the principal does not transfer the fees to party A in the future, party B has nothing to do with it.

12. All notices required under this contract shall be in writing. Invoices, documents and other notices issued by one party to the other shall be sent by express delivery at the address specified in this contract, service is deemed to be effected on the day on which the signature is given or on the day on which it is refused; if the notice is given by hand, it is deemed to be served immediately after the signature is given.

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13. Party A and party B shall have full capacity, knowledge and understanding of their respective rights and obligations at the time of signing this agreement.

14. Party B shall abide by the terms and conditions of the building management convention.

Copies of the convention are available for inspection at the Building Management Office.

15. All amendments to this agreement due to clerical errors shall be valid only if party A has stamped the proof-reading seal and party B has signed it.

16. In order to ensure the fire safety of the building in which the leased property is located, if party B carries out renovation of the property and it involves fire fighting or fire fighting, party a suggests that party B shall, under the same conditions, give priority to the fire fighting construction units recommended by party A for fire fighting, the cost of the renovation project shall be negotiated between party B and the construction unit; however, if party B’s renovation involves fire-fighting linkage projects, party B shall entrust the fire-fighting maintenance unit of the building where the property is located to complete the fire-fighting linkage, self-negotiation.

17. Party a agrees to party B’s requirement of demolishing the 43-storey outer wall of the unit. Party B shall be responsible for all the demolishing work and bear the relevant expenses. Party B shall not damage the original top surface and equipment of the public part of the 43rd floor in the course of dismantling. If Party A or a third party’s personal and property loss is caused in the course of demolition, party B shall be liable for compensation, and party a shall have the right to recover from party B if Party A is inevitably involved in the dispute and party a suffers losses. If due to this, the lease term expires or due to the reasons of party b early termination of the lease contract, party B shall remove the unit to restore the external wall, the original equipment and facilities of party a (B in the restoration shall not damage) . If party B can not restore, party A can be responsible for the restoration, and according to the RMB 42996.8 yuan to collect fees from Party B.

18. Party A and party B agree that all changes to this contract shall be confirmed by supplementary agreement in written form and neither party may claim that the contract has been changed by oral agreement.

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Article 29 liability for breach of contract:

After the commencement of the lease term, if party B fails to deliver the premises at the time notified by Party A, party B shall still pay the first rent, property management fee and rated electricity fee, party A has the right to terminate the lease contract unilaterally. If party a fails to deliver the premises at the time stipulated in the contract, the date of commencement of the lease and the date of calculation of the lease shall be extended accordingly; if party B fails to deliver the premises after the expiration of 30 days, party B shall have the right, party a shall claim liability for breach of contract in accordance with article twenty-four of this contract.

Party B shall pay the rent, property management fee and electricity fee on time. If the payment is overdue, party a May exercise the following rights to Party B:

(1) if party B fails to pay the rent seven days after the due date, party A or the property management company entrusted by Party A has the right to issue a written notice to party B requesting party B to pay the rent immediately, if Party B fails to pay the rent and the penalty within 20 days after party a gives written notice to party B, party a shall notify party B in writing immediately, the property management company shall cease the supply of electricity and water to the unit and reserve the right to recover the rent and loss from party B, and may deduct the arrears from the performance bond.

(2) if party B is in arrears with the property management fee and electricity fee for seven days, party A or the property management company entrusted by party a shall have the right to issue a written notice to party B requesting party B to pay it immediately, party a shall have the right to notify party a in writing if it fails to pay the overdue fee (including liquidated damages) within 20 days after the written notification

Principal agent (Seal) :

Representative (signature) :

Principal agent (Seal) :

Representative (signature) :

Date of signature:

Contract Registrant (signature) :

Date of registration:

Date of signature: 29 March 2019

Contract Registration Authority:

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